Exhibit 23.2; Consent of Independent Accountants to utilize independent auditor's report.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-1 for Modbe, Inc., of our report dated August 24, 2007, relating to the December 31, 2006 financial statements of Modbe, Inc.

Child Van Wagoner and Bradshaw, PLLC

/s/ Child Van Wagoner and Bradshaw, PLLC

Salt Lake City, Utah

January 16, 2009